                                    EXHIBIT 4

Masterpiece Technology Group, Inc.
455 Wards Corner Road - Loveland, Ohio 45140 - 513-831-6647 - FAX 513-831-5633


Mr. Phillip W. Johnston                      December 20, 1999
PMB ARAWAK House
Front Street, Grand Turk
Turks and Caicos Islands
British West India

Dear Mr. Johnston,

The purpose of this letter is to re-confirm Mr. Phillip W. Johnston ("Advisor") the appointment by the Board of Directors of Masterpiece Technology Group, Inc. ("MTG"), for you to act as financial advisor to MTG in connection with the additional acquisition evaluations of various companies in Canada, the United States and Europe. The Advisor has previously provided the Company with information on specific companies that the Company is currently evaluating, and the Company now wishes the Advisor to do additional work on several additional candidates. We also re-confirm our understanding and agreement that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the acquisition proposal, the Advisor will provide the following services:
(a) will provide advice to the Board, from time to time as it may request, on matters relating to the acquisitions;
(b) if requested by the Board, Advisor will prepare and deliver to the Board the following documents (collectively, the "Opinions"):
(i) a formal valuation (the "Valuation") of the organizational structure of the candidate and, if requested by the Board, a valuation of any non-cash consideration to being offered or forming part of the consideration for the organization, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in any circulation regarding the acquisition candidates ;
(ii) an opinion (the "Fairness Opinion") as to the fairness from a financial point of view of the candidate to the minority shareholders of the Company, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in circulation regarding the acquisition candidates;
(iii) if requested by the Board, we will participate in negotiations pertaining to the consideration to be offered to the acquisition candidate; and
(iv) will provide such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board.

1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.
2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.
3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.
4. In connection with the performance of financial advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except: (iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.
5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the Valuation following the dates thereof and prior to the completion of the acquisition.
6. In consideration for our services hereunder, the Company will pay the Advisor Two Hundred Fifty Thousand Shares (250,000) of MTG stock.
7. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.
8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.
9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on January 1, 2001.
10. This Agreement and previous agreements will be governed by and construed in accordance with the laws of the State of Ohio.
11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.
12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


_________________________               _________________________
Newell Crane, CEO                  Phillip W. Johnston, Advisor
Masterpiece Technology Group, Inc.


Masterpiece Technology Group, Inc.
455 Wards Corner Road - Loveland, Ohio 45140 - 513-831-6647 - FAX 513-831-5633


Mr. Alaitair Ralston-Saul                              December 20, 1999
Cider - Press House
Little Westin
Yeovil - Sommest
United Kingdom  BA22-7HP

Dear Mr. Ralston-Saul,

The purpose of this letter is to re-confirm Mr. Phillip W. Johnston ("Advisor") the appointment by the Board of Directors of Masterpiece Technology Group, Inc. ("MTG"), for you to act as financial advisor to MTG in connection with the additional acquisition evaluations of various companies in Canada, the United States and Europe. The Advisor has previously provided the Company with information on specific companies that the Company is currently evaluating, and the Company now wishes the Advisor to do additional work on several additional candidates. We also re-confirm our understanding and agreement that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the acquisition proposal, the Advisor will provide the following services:
(a) will provide advice to the Board, from time to time as it may request, on matters relating to the acquisitions;
(b) if requested by the Board, Advisor will prepare and deliver to the Board the following documents (collectively, the "Opinions"):
(i) a formal valuation (the "Valuation") of the organizational structure of the candidate and, if requested by the Board, a valuation of any non-cash consideration to being offered or forming part of the consideration for the organization, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in any circulation regarding the acquisition candidates ;
(ii) an opinion (the "Fairness Opinion") as to the fairness from a financial point of view of the candidate to the minority shareholders of the Company, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in circulation regarding the acquisition candidates;
(iii) if requested by the Board, we will participate in negotiations pertaining to the consideration to be offered to the acquisition candidate; and
(iv) will provide such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board.
1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.
2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.
3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.
4. In connection with the performance of financial advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.
5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the Valuation following the dates thereof and prior to the completion of the acquisition.
6. In consideration for our services hereunder, the Company will pay the Advisor Two Hundred Fifty Thousand Shares (250,000) of MTG stock.
7. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.
8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.
9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on January 1, 2001.
10. This Agreement and previous agreements will be governed by and construed in accordance with the laws of the State of Ohio.
11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.
12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


_________________________               _________________________
Newell Crane, CEO                  Alaitair Ralston-Saul, Advisor
Masterpiece Technology Group, Inc.